Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of US$0.0001 per share, of Sunrise New Energy Co., Ltd., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2024.

GMB Resource Services Co., Ltd.

By:	/s/ Chenming Qi
Name:	Chenming Qi
Title:	Director

By:	/s/ Cunyou Li
Name:	Cunyou Li
Title:	Director

By:	/s/ Jinhai Ying
Name:	Jinhai Ying
Title:	Director

By:	/s/ Gesheng Fei
Name:	Gesheng Fei
Title:	Director

By:	/s/ Chenming Qi
Name:	Chenming Qi

By:	/s/ Cunyou Li
Name:	Cunyou Li

By:	/s/ Jinhai Ying
Name:	Jinhai Ying

By:	/s/ Gesheng Fei
Name:	Gesheng Fei